                                                                 EXHIBIT B-7


                                      NOTE

$12,500,000                                                      August 31, 1995

     FOR VALUE RECEIVED, the undersigned, Thor Industries, Inc., a Delaware corporation (the "BORROWER"), promises to pay to the order of Bank One, Columbus, NA (the "BANK") on the Termination Date of the hereinafter defined Credit Agreement at the principal office of Harris Trust and Savings Bank in Chicago, Illinois, in immediately available funds, the principal sum of Twelve Million Five Hundred Thousand Dollars ($12,500,000) or, if less, the aggregate unpaid principal amount of all Revolving Credit Loans made by the Bank to the Borrower under its Commitment pursuant to the Credit Agreement and with each Revolving Credit Loan to mature and become payable on the Termination Date, or, if earlier, in the case of Eurodollar Loans on the last day of the Interest Period applicable thereto, but in no event later than the Termination Date, together with interest on the principal amount of each Revolving Credit Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

     The Bank shall record on its books and records or on a schedule attached to this Note, which is a part hereof, each Loan made by it to the Borrower pursuant to its Commitment, together with all payments of principal and interest and the principal balances from time to time outstanding hereon, whether the Revolving Credit Loan is a Prime Rate Loan or a Eurodollar Loan and in the case of a Eurodollar Loan the interest rate and Interest Period applicable thereto, provided that prior to the transfer of this Note all such amounts shall be recorded on a schedule attached to this Note. The records thereof, whether shown on such books and records or on the schedule to this Note, shall be PRIMA FACIE evidence of the same, provided, however, that the failure of the Bank to record any of the foregoing or any error if any such records shall not limit or otherwise affect the obligation of the Borrower to repay all Loans made to it pursuant to the Credit Agreement together with accrued interest thereon.

     This Note is one of the Notes referred to in the Amended and Restated Credit Agreement dated as of December 4, 1992 between the Borrower, Harris Trust and Savings Bank, as Agent, and others (as amended, the "CREDIT AGREEMENT"), and this Note and the holder hereof are entitled to all the benefits provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be governed by and construed in accordance with the internal laws of the State of Illinois.

     Prepayments may be made hereon and this Note may be declared due prior to the expressed maturity hereof, all in the events, on


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the terms and in the manner as provided for in the Credit Agreement.

     The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

                              THOR INDUSTRIES, INC.

                              By:
                                 --------------------------------

                              Its:
                                  -------------------------------


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

                              CONSENT OF GUARANTORS

     The undersigned, each a Person executing and delivering a Guaranty (as defined in the hereinafter defined Agreement) to the Agent under the Original Credit Agreement, each jointly and severally hereby acknowledges prior notice of, consents to and approves the foregoing Fourth Amendment to Amended and Restated Revolving Credit Agreement among Thor Industries, Inc., Harris Trust and Savings Bank, Bank One, Columbus, NA, and Harris Trust and Savings Bank, as Agent (the "AGREEMENT"), agrees that its Guaranty shall continue in full force and effect and further agrees that the liabilities and indebtedness created or evidenced by the foregoing Amendment including the increase in the Commitments of the Banks shall be a part of the "OBLIGATIONS" as defined in the Guaranties, constitutes a Financing and Security Agreement under the terms of its Guaranty, and further agrees and acknowledges this consent is not required under the terms of its Guaranty and that the execution hereof shall not be construed to require the undersigned's consent to any future amendment, modification, or waiver of any term of the Agreement except as otherwise provided in said Guaranty.

AIRSTREAM, INC.                    CITAIR, INC.

By:                                By:
   ----------------------------       --------------------------------

Title:                             Title:
      -------------------------          -----------------------------



THOR INDUSTRIES OF
  PENNSYLVANIA                     EBC, INC. D/B/A ELDORADO BUS

By:                                By:
   ----------------------------       --------------------------------

Title:                             Title:
      -------------------------          -----------------------------



DUTCHMEN MANUFACTURING, INC.  THOR INDUSTRIES WEST, INC.


By:                                By:
   ----------------------------       --------------------------------

Title:                             Title:
      -------------------------          -----------------------------



NCC ACQUISITION, INC.              FOUR WINDS INTERNATIONAL
  D/B/A ELDORADO NATIONAL            CORPORATION (formerly known as
                                     Thor Acquisition Corp.)


By:                                By:
   ----------------------------       --------------------------------

Title:                             Title:
      -------------------------          -----------------------------


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Dated as of August 31, 1995.

                              THOR INDUSTRIES, INC.

                              By:
                                 --------------------------------

                              Its:
                                  -------------------------------

                              HARRIS TRUST AND SAVINGS BANK,
                              in its individual capacity as a
                              Bank and as Agent

                              By:
                                 --------------------------------

                              Its:
                                  -------------------------------


                              BANK ONE, COLUMBUS, NA

                              By:
                                 --------------------------------

                              Its:
                                  -------------------------------


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